Sales Report:Supplement No. 43 dated Sep 22, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 421855
This series of Notes was issued and sold upon the funding of the borrower loan #38625, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,300.00	Prosper Rating:	C	Auction start date:	Aug-27-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Sep-10-2009

Starting lender yield:	23.73%	Starting borrower rate/APR:	24.73% / 27.03%	Starting monthly payment:	$289.21
Final lender yield:	21.65%	Final borrower rate/APR:	22.65% / 24.92%	Final monthly payment:	$281.25

Auction yield range:	8.18% - 23.73%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1991	Debt/Income ratio:	19%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$30,400	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	arlingtonpride	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loanshark is spelled C*H*A*S*E
Purpose of loan:
Take care of a particularly cumbersome credit card debt. I owe approximately $7300 to Chase. They are charging me 32%. I would like to pay off the balance on this account and then close it. I have another, much cheaper, credit card account with my local credit union. They will get my business from now on.

My financial situation:
The credit card debt was obtained while underemployed for two and a half years. I have a master's in public administration and came to the DC area to work for the feds. However, after several years, I got disillusioned and decided to return to teaching, which I had done in the Peace Corps. I taught for three years at a local public high school but realized that the overemphasis on testing and other arbitrarily applied rules did not match my teaching philosophy. I tried tutoring for a while, got involved as a tour guide for a large student travel organization, signed up for home-bound teaching (for students sick or otherwise unable to attend class). These were all great life experiences but could not pay the bills. I had to supplement my income by over-using the credit card. Fortunately, I returned to full-time employment in the government sector earlier this year. I am quite stable now but the debt I have incurred is preventing me from raising my standard of living. I can make my monthly payments now, but would be much happier if I can reduce them.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ChrisKwan	$25.00	$25.00	8/27/2009 4:49:46 PM
loan_doctor	$25.00	$25.00	8/27/2009 5:05:29 PM
reliant	$25.00	$25.00	8/27/2009 5:15:37 PM
littlemonkey	$25.00	$25.00	8/28/2009 12:53:41 AM
Bank_Of_XL	$50.00	$50.00	8/28/2009 9:04:22 AM
Spiderman55	$25.00	$25.00	8/28/2009 9:31:52 AM
Tai	$25.00	$25.00	8/28/2009 12:02:57 PM
kinetic-social	$25.00	$25.00	8/28/2009 3:27:13 PM
M_V	$39.29	$39.29	8/28/2009 4:28:31 PM
LarryNY	$25.00	$25.00	8/28/2009 5:46:31 PM
Supernick	$100.00	$100.00	8/28/2009 8:35:38 PM
DannyPhantom	$25.00	$25.00	8/29/2009 12:48:45 PM
UKJase	$25.00	$25.00	8/29/2009 9:11:28 AM
festivecpl	$25.00	$25.00	8/30/2009 12:37:54 PM
loanman2007	$25.00	$25.00	8/30/2009 4:54:16 PM
Madron	$50.00	$50.00	8/31/2009 10:20:43 AM
ethicalhumanist	$25.00	$25.00	8/31/2009 10:49:59 AM
GrayStudio	$25.00	$25.00	8/31/2009 5:05:17 PM
PotBellyPete	$25.00	$25.00	8/31/2009 8:58:47 PM
Sol_Invictus	$25.00	$25.00	9/1/2009 9:26:20 AM
outofoffice	$50.00	$50.00	9/1/2009 7:45:58 PM
kruizen	$25.00	$25.00	9/1/2009 8:20:24 PM
razalannod	$25.00	$25.00	9/1/2009 6:22:43 PM
All_Wins	$25.00	$25.00	9/1/2009 9:01:03 PM
Dreams4Cash	$25.00	$25.00	9/1/2009 9:06:22 PM
A007	$25.00	$25.00	9/2/2009 7:00:23 AM
MissionMicroFinance	$25.00	$25.00	9/1/2009 7:22:56 PM
mooselegs19	$25.00	$25.00	9/2/2009 8:05:33 AM
lowrate	$25.00	$25.00	9/1/2009 8:35:19 PM
mizount	$25.00	$25.00	9/2/2009 5:35:20 AM
monticello	$30.00	$30.00	9/2/2009 11:40:28 AM
captainack	$25.00	$25.00	9/2/2009 8:45:48 AM
Eagledrop	$25.00	$25.00	9/2/2009 11:12:12 AM
twjh	$25.00	$25.00	9/2/2009 3:27:45 PM
yomanie	$25.00	$25.00	9/2/2009 11:52:14 AM
ramsbladder	$25.00	$25.00	9/2/2009 2:56:19 PM
dparkhom	$25.00	$25.00	9/2/2009 2:05:25 PM
tarafied	$25.00	$25.00	9/2/2009 2:18:16 PM
flexible1	$25.00	$25.00	9/2/2009 7:50:17 PM
five-star-justice	$36.00	$36.00	9/2/2009 5:55:33 PM
saffron4	$25.00	$25.00	9/3/2009 10:12:52 AM
bmarch	$25.00	$25.00	9/3/2009 11:26:05 AM
JDFuego	$25.00	$25.00	9/3/2009 6:20:42 AM
geniusj	$50.00	$50.00	9/3/2009 9:08:44 AM
vegibenz	$31.94	$31.94	9/3/2009 1:18:05 PM
tnjohnso	$25.00	$25.00	9/3/2009 3:52:02 PM
callmebryan	$25.00	$25.00	9/3/2009 9:36:03 PM
Gaelicman	$100.00	$100.00	9/4/2009 10:26:06 PM
NJournalist	$25.00	$25.00	9/4/2009 10:42:31 PM
Kyileo	$50.00	$50.00	9/5/2009 12:16:40 PM
Cypher041	$25.00	$25.00	9/6/2009 10:46:09 PM
Jinja	$25.00	$25.00	9/6/2009 9:40:48 AM
BSr	$25.00	$25.00	9/8/2009 4:10:15 AM
spiff666	$25.00	$25.00	9/7/2009 7:09:31 PM
carmat60	$25.00	$25.00	9/8/2009 12:53:59 AM
AuroraRobbin	$50.00	$50.00	9/8/2009 10:43:04 AM
the-profit-oracle	$25.00	$25.00	9/8/2009 4:06:03 PM
Techne_Funds_LLC	$25.00	$25.00	9/8/2009 4:49:24 PM
kushbomb	$50.00	$50.00	9/8/2009 1:45:16 PM
credit-missile	$50.00	$50.00	9/8/2009 6:17:04 PM
pbw	$25.00	$25.00	9/8/2009 6:39:11 PM
cti11	$25.00	$25.00	9/8/2009 5:02:39 PM
malomar66	$50.00	$50.00	9/8/2009 10:37:09 PM
happydad1776	$25.61	$25.61	9/9/2009 12:39:58 AM
thoughtful-investment045	$50.00	$50.00	9/9/2009 4:23:35 AM
jchurchi	$50.00	$50.00	9/8/2009 5:29:21 PM
asset-numero-uno	$50.00	$50.00	9/8/2009 5:30:38 PM
mystss	$50.00	$50.00	9/8/2009 6:12:19 PM
Gobsek	$25.00	$25.00	9/8/2009 6:35:55 PM
PrinceValium	$25.00	$25.00	9/8/2009 7:51:47 PM
thoughtful-investment045	$25.00	$25.00	9/9/2009 4:22:52 AM
a2190b	$72.00	$72.00	9/8/2009 8:25:18 PM
djkaiser	$29.38	$29.38	9/9/2009 9:57:05 AM
gabrielcharlie	$50.00	$50.00	9/9/2009 3:52:10 PM
Saving4Food	$25.00	$25.00	9/9/2009 3:55:21 PM
VAGweilo	$100.00	$100.00	9/9/2009 11:57:16 AM
realwopr	$25.00	$25.00	9/9/2009 4:50:11 PM
help_each_other	$25.00	$25.00	9/9/2009 4:05:07 PM
kaykarun	$25.00	$25.00	9/9/2009 4:05:15 PM
Helenska11	$100.00	$100.00	9/9/2009 5:03:30 PM
liederhaus	$50.00	$50.00	9/9/2009 5:40:03 PM
northern_paddler	$25.00	$25.00	9/9/2009 5:19:16 PM
fireferd	$100.00	$100.00	9/9/2009 7:36:45 PM
arkleseizure	$25.00	$25.00	9/9/2009 8:28:48 PM
bartenderpro	$25.00	$25.00	9/10/2009 1:16:28 AM
investment-cluster	$25.00	$25.00	9/10/2009 5:09:42 AM
STOCKBROKER1	$25.00	$25.00	9/9/2009 6:02:45 PM
twerns	$26.70	$26.70	9/9/2009 6:02:49 PM
Leshan	$50.00	$50.00	9/10/2009 7:16:36 AM
sjvicker	$25.00	$25.00	9/10/2009 8:57:36 AM
labyrinth0	$25.00	$25.00	9/9/2009 8:37:30 PM
credit-coach118	$25.00	$25.00	9/10/2009 9:22:26 AM
billybragg	$25.00	$25.00	9/9/2009 6:30:40 PM
businessguy29	$100.00	$100.00	9/10/2009 9:40:21 AM
rockymtbob	$50.00	$50.00	9/10/2009 9:52:49 AM
jsnryn	$25.00	$25.00	9/10/2009 10:22:25 AM
LarWit1512	$25.00	$25.00	9/10/2009 10:44:51 AM
Spkthewrd3	$25.00	$25.00	9/10/2009 3:01:08 AM
Richlaw	$200.00	$200.00	9/10/2009 7:01:02 AM
EretzCapital	$48.14	$48.14	9/10/2009 7:08:37 AM
1traveler	$25.00	$25.00	9/9/2009 10:46:41 PM
yu-rik	$50.00	$50.00	9/10/2009 3:13:48 PM
bhargapa	$25.00	$25.00	9/10/2009 4:04:31 PM
bhargapa	$25.00	$25.00	9/10/2009 4:05:08 PM
EODLEGS	$25.00	$25.00	9/10/2009 8:50:50 AM
mpatrick	$100.00	$100.00	9/10/2009 8:57:06 AM
guardian3	$50.00	$50.00	9/10/2009 2:41:19 PM
Superc0ld	$82.74	$82.74	9/10/2009 11:24:26 AM
bhargapa	$25.00	$25.00	9/10/2009 4:05:19 PM
rockhound84	$50.00	$50.00	9/10/2009 2:12:20 PM
bass	$25.00	$25.00	9/10/2009 3:24:16 PM
malcolmreynolds	$25.86	$25.86	9/10/2009 3:37:17 PM
Nasdaq	$50.00	$50.00	9/10/2009 4:43:01 PM
rate-mogul	$25.00	$25.00	8/27/2009 5:03:44 PM
Cthulu	$25.00	$25.00	8/27/2009 4:58:16 PM
fair_rates	$25.00	$25.00	8/27/2009 5:22:13 PM
powersjq	$25.00	$25.00	8/28/2009 12:08:43 PM
natejx	$25.00	$25.00	8/28/2009 11:37:01 AM
interstellar	$50.00	$50.00	8/28/2009 2:21:00 PM
payontime1	$50.00	$50.00	8/30/2009 6:57:03 PM
axelducheck	$25.00	$25.00	8/31/2009 8:12:21 AM
wealth-grasshopper0	$104.53	$104.53	8/31/2009 10:15:22 AM
compassion-paladin042	$25.00	$25.00	9/1/2009 8:20:33 PM
unequivocal-velocity	$50.00	$50.00	9/1/2009 9:20:31 PM
AF_Trust	$25.00	$25.00	9/1/2009 6:51:08 PM
djd50	$25.00	$25.00	9/2/2009 4:20:44 AM
GRI	$50.00	$50.00	9/1/2009 8:40:18 PM
bid-papyrus	$50.00	$50.00	9/2/2009 9:31:51 AM
Sphinx9499	$25.00	$25.00	9/2/2009 6:10:36 AM
ALVO	$46.59	$46.59	9/2/2009 7:10:16 AM
CashBank	$25.00	$25.00	9/2/2009 10:36:55 AM
Gabriel02	$25.00	$25.00	9/2/2009 10:23:51 AM
Veggie_Monkey	$25.00	$25.00	9/2/2009 1:33:13 PM
deepblue34	$25.00	$25.00	9/2/2009 7:01:50 PM
Divot	$25.00	$25.00	9/2/2009 8:52:00 PM
youngc	$25.00	$25.00	9/2/2009 8:55:36 PM
KiwiElf	$25.00	$12.12	9/3/2009 12:04:00 PM
UCLA4life	$25.00	$25.00	9/3/2009 8:06:11 AM
unbeatable-wealth	$25.00	$25.00	9/3/2009 8:34:12 PM
sharp-credit	$200.00	$200.00	9/5/2009 7:13:26 AM
SKAGIT22	$25.00	$25.00	9/5/2009 10:48:52 AM
truelumen	$25.00	$25.00	9/4/2009 6:32:08 PM
Jim33	$25.00	$25.00	9/5/2009 9:53:43 AM
buffalobills	$25.00	$25.00	9/6/2009 7:08:29 PM
BuzzyBee336	$25.00	$25.00	9/7/2009 9:45:10 AM
curious166	$100.00	$100.00	9/7/2009 10:23:37 AM
LeoBUSIIT	$25.00	$25.00	9/7/2009 8:45:08 PM
bondhedger	$25.00	$25.00	9/8/2009 6:26:52 AM
little_shark_J	$25.00	$25.00	9/8/2009 9:40:06 AM
BCD	$25.00	$25.00	9/8/2009 4:10:43 PM
YoungTaxMan	$25.00	$25.00	9/8/2009 4:15:53 PM
nimble-revenue	$50.00	$50.00	9/8/2009 4:31:20 PM
mercuriant	$25.00	$25.00	9/8/2009 6:30:54 PM
Tizzo27	$103.04	$103.04	9/8/2009 8:45:58 PM
thoughtful-investment045	$25.00	$25.00	9/9/2009 4:23:18 AM
LibbyZ	$50.00	$50.00	9/8/2009 5:24:28 PM
RiverRunnethOver	$25.00	$25.00	9/9/2009 4:44:59 AM
showmethemoney5	$51.82	$51.82	9/9/2009 9:56:31 AM
Sykes66	$25.00	$25.00	9/9/2009 4:04:53 PM
gm93001	$75.00	$75.00	9/9/2009 8:14:22 AM
johnpmid	$25.00	$25.00	9/9/2009 11:14:01 AM
OoM	$25.00	$25.00	9/9/2009 12:08:28 PM
best-generosity-financier	$25.00	$25.00	9/9/2009 3:54:16 PM
Logan7	$25.00	$25.00	9/9/2009 4:05:31 PM
impartial-deal	$25.00	$25.00	9/9/2009 4:26:20 PM
northern_paddler	$25.00	$25.00	9/9/2009 5:27:58 PM
payout-magician	$25.00	$25.00	9/9/2009 8:10:32 PM
payout-magician	$25.00	$25.00	9/9/2009 8:11:52 PM
leverage-hawk	$25.00	$25.00	9/9/2009 8:23:03 PM
himanshuko	$75.00	$75.00	9/9/2009 11:13:18 PM
Bobusa	$25.00	$25.00	9/10/2009 4:49:46 AM
BSr	$25.00	$25.00	9/10/2009 5:10:40 AM
Hotrod52	$25.00	$25.00	9/10/2009 6:25:11 AM
JRockdown	$25.00	$25.00	9/9/2009 8:19:43 PM
SkyLoan	$25.00	$25.00	9/9/2009 9:57:07 PM
able2help	$25.00	$25.00	9/10/2009 12:29:27 PM
theloanteacher	$25.00	$25.00	9/9/2009 9:41:12 PM
engbusres	$46.00	$46.00	9/10/2009 6:27:48 AM
maga	$100.00	$100.00	9/10/2009 6:56:43 AM
smk420	$25.00	$25.00	9/9/2009 11:32:20 PM
dorypro	$25.00	$25.00	9/10/2009 3:04:12 PM
LAKETIME	$25.00	$25.00	9/10/2009 3:44:35 PM
bhargapa	$25.00	$25.00	9/10/2009 4:04:47 PM
bhargapa	$25.00	$25.00	9/10/2009 4:04:58 PM
tigers13	$50.00	$50.00	9/10/2009 7:32:45 AM
DMKAssetManagement	$50.00	$50.00	9/10/2009 8:27:26 AM
Molson Bank & Trust	$50.00	$50.00	9/10/2009 10:11:24 AM
sugybutt	$28.24	$28.24	9/10/2009 1:40:27 PM
branaa99	$25.00	$25.00	9/10/2009 3:01:47 PM
piznaul	$50.00	$50.00	9/10/2009 3:17:20 PM
admirable-credit	$25.00	$25.00	9/10/2009 3:29:09 PM
awe-inspiring-basis	$50.00	$50.00	9/10/2009 3:55:26 PM
gothampark	$25.00	$25.00	9/10/2009 12:10:09 PM
trade-surgeon	$25.00	$25.00	9/10/2009 4:08:26 PM
tigercat	$50.00	$50.00	9/10/2009 4:40:04 PM
bondo41	$25.00	$25.00	9/10/2009 4:22:59 PM
Engineer44	$35.00	$35.00	9/10/2009 4:44:45 PM
197 bids
Borrower Payment Dependent Notes Series 422211
This series of Notes was issued and sold upon the funding of the borrower loan #38623, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction start date:	Aug-31-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Sep-14-2009

Starting lender yield:	27.43%	Starting borrower rate/APR:	28.43% / 30.79%	Starting monthly payment:	$249.58
Final lender yield:	23.99%	Final borrower rate/APR:	24.99% / 27.30%	Final monthly payment:	$238.53

Auction yield range:	11.18% - 27.43%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1980	Debt/Income ratio:	27%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	25 / 23	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	59	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$19,080	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	rnbusy	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	50 ( 100% )	660-680 (Latest)
Principal borrowed:	$12,500.00	< mo. late:	0 ( 0% )	640-660 (Feb-2008) 620-640 (Dec-2007) 660-680 (Oct-2006)
Principal balance:	$2,945.77	1+ mo. late:	0 ( 0% )
Total payments billed:	50
Description
Sure Thing -Perfect Prosper History
Purpose of loan:
This loan will be used to??Replace equipment currently being rented at a much higher cost?

My financial situation:
I am a good candidate for this loan because?? I have always paid bills on time, have NEVER defaulted on anything. I have?had the exciting opportunity to use my skills to ?be able to provide instruction in basic and advanced life support to community groups while still working full time. I have been renting the necessary equipment and as the opportunity grows it would be more cost effective to purchase the equipment and actually save money on monthly fees.? My employment history speaks for my commitment, have had only 3 employers in 30 years!?I am dependable and reliable, and self-motivated. I am able to combine my clinical skills and my more than 20 years in leadership roles to have this exciting opportunity.I have borrowed from Prosper, have completed one loan, and have a perfect Prosper record. Please help me reach this goal, it would be a winning situation for us both!

Monthly net income: $ 5700.00

Monthly expenses: $
??Housing: $ 1000.00
??Insurance: $ 150.00
??Car expenses: $ none
??Utilities: $ 200.00
??Phone, cable, internet: $?60.00
??Food, entertainment: $?150.00
??Clothing, household expenses $?150.00
??Credit cards and other loans: $?400.00
??Other expenses: $ 250.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

420limo	$100.00	$100.00	8/31/2009 9:37:23 PM
razalannod	$25.00	$25.00	9/1/2009 6:13:32 PM
Unitas4302	$100.00	$100.00	9/1/2009 8:09:23 PM
deepblue34	$40.00	$40.00	9/2/2009 6:54:15 PM
festivecpl	$100.00	$100.00	9/2/2009 8:35:07 PM
the-profit-oracle	$25.00	$25.00	9/3/2009 8:40:20 AM
bejfishing	$25.00	$25.00	9/6/2009 10:56:30 AM
mcabery	$175.00	$175.00	9/7/2009 1:09:07 PM
RainyDayFunds	$25.00	$25.00	9/7/2009 4:12:24 PM
saffron4	$25.00	$25.00	9/8/2009 9:50:55 AM
lm75	$25.00	$25.00	9/8/2009 10:29:35 PM
CA_Lender	$25.00	$25.00	9/8/2009 5:43:07 PM
GABC-1	$65.00	$65.00	9/9/2009 11:02:40 AM
Iceman1347	$25.00	$25.00	9/9/2009 3:07:34 PM
Credit2Prosper	$25.00	$25.00	9/10/2009 10:39:50 AM
boodo	$101.99	$35.89	9/10/2009 6:08:03 AM
boodo	$60.28	$60.28	9/10/2009 9:56:57 PM
JJ-Loans	$100.00	$100.00	9/11/2009 6:01:15 AM
mercuriant	$25.00	$25.00	9/11/2009 2:29:47 PM
whittlesey31	$55.97	$55.97	9/11/2009 5:30:38 PM
jsnryn	$25.00	$25.00	9/11/2009 4:21:44 PM
Cromag	$25.00	$25.00	9/12/2009 8:02:07 AM
stevekc1	$25.00	$25.00	9/12/2009 8:13:17 PM
wasaabi	$40.29	$40.29	9/13/2009 4:14:53 AM
JJ-Loans	$100.00	$100.00	9/13/2009 9:28:50 AM
Unitas4302	$200.00	$200.00	9/13/2009 4:44:01 PM
ima007	$25.00	$25.00	9/13/2009 9:12:37 PM
payontime1	$50.00	$50.00	9/14/2009 1:56:15 AM
sweety075	$25.00	$25.00	9/13/2009 5:38:22 PM
cybercop45	$50.00	$50.00	9/14/2009 5:07:30 AM
leverage-britches	$25.00	$25.00	9/13/2009 9:18:22 PM
johnpmid	$25.00	$25.00	9/14/2009 7:23:58 AM
wwwUniversal	$25.00	$25.00	9/13/2009 7:03:53 PM
investment-cluster	$25.00	$25.00	9/13/2009 7:39:13 PM
friendly-money	$50.00	$50.00	9/13/2009 7:57:04 PM
1-HARD-HEAD	$50.00	$50.00	9/14/2009 8:41:29 AM
srsock	$25.00	$25.00	9/14/2009 4:09:30 AM
Vegan-Girl	$50.00	$50.00	9/14/2009 5:49:04 AM
EEasyMoney	$25.00	$25.00	9/14/2009 8:11:47 AM
Leshan	$47.07	$47.07	9/14/2009 8:22:05 AM
fabulous-return	$100.00	$100.00	9/14/2009 10:21:32 AM
Skeptical-one	$50.00	$50.00	9/14/2009 12:47:27 PM
maga	$100.00	$100.00	9/14/2009 12:45:34 PM
jelly1126	$50.00	$50.00	9/14/2009 10:43:55 AM
greenfuzz	$50.00	$50.00	9/14/2009 10:47:30 AM
credit-coach118	$25.00	$25.00	9/14/2009 1:23:25 PM
m60gpmg	$50.00	$50.00	9/14/2009 12:40:45 PM
leverage-hawk	$50.00	$50.00	8/31/2009 10:30:06 PM
Kilolani	$100.00	$100.00	9/1/2009 12:05:18 PM
ballz694	$50.00	$50.00	9/1/2009 6:37:17 PM
Dollars4Rent	$25.00	$25.00	9/5/2009 8:51:54 AM
lender-inc	$59.95	$59.95	9/7/2009 9:00:50 AM
the-profit-oracle	$25.00	$25.00	9/8/2009 6:33:50 AM
Bank_of_Smitty33	$25.00	$25.00	9/8/2009 3:50:18 PM
mjerryfirst	$50.00	$50.00	9/8/2009 3:38:46 PM
FinanceEngine	$30.00	$30.00	9/8/2009 6:09:52 PM
glazeddonuts	$25.00	$25.00	9/9/2009 1:22:56 PM
twjh	$25.00	$25.00	9/9/2009 2:38:24 PM
curious166	$75.00	$75.00	9/9/2009 7:03:15 PM
FarmersBank	$29.61	$29.61	9/9/2009 8:20:47 PM
fireferd	$100.00	$100.00	9/10/2009 1:23:23 AM
fairgirl	$25.00	$25.00	9/10/2009 7:39:17 AM
nbhz60a	$25.00	$25.00	9/10/2009 6:55:34 PM
E-B	$50.00	$50.00	9/12/2009 3:51:36 AM
trade-surgeon	$50.00	$50.00	9/11/2009 6:25:33 PM
LendingHelper	$50.00	$50.00	9/12/2009 8:20:17 AM
mwb	$25.00	$25.00	9/12/2009 8:23:58 AM
jgar_O	$25.00	$25.00	9/12/2009 6:28:07 AM
druidpoet	$25.00	$25.00	9/12/2009 1:38:21 PM
Cory79	$25.00	$25.00	9/13/2009 7:09:19 AM
mjerryfirst	$500.00	$500.00	9/13/2009 8:17:28 AM
carmat60	$25.00	$25.00	9/12/2009 9:46:19 PM
Niffler	$50.00	$50.00	9/13/2009 11:32:06 AM
IM-SHARKY	$1,000.00	$1,000.00	9/13/2009 6:58:37 PM
mobius_titan	$25.00	$25.00	9/14/2009 4:35:53 AM
jrcctexas25	$25.00	$25.00	9/13/2009 7:28:30 PM
secrets10169	$50.00	$50.00	9/14/2009 4:45:32 AM
psbruce	$30.00	$30.00	9/13/2009 7:41:01 PM
zapquoc	$25.00	$25.00	9/14/2009 12:45:24 AM
tigercat	$50.00	$50.00	9/14/2009 8:06:14 AM
padewy	$25.00	$25.00	9/14/2009 9:35:12 AM
Bobusa	$25.00	$25.00	9/14/2009 5:04:36 AM
lookin_up	$50.00	$50.00	9/14/2009 5:48:16 AM
bmw2	$35.00	$35.00	9/14/2009 9:43:16 AM
bartenderpro	$66.29	$66.29	9/14/2009 10:47:07 AM
mjerryfirst	$200.00	$200.00	9/14/2009 8:02:02 AM
himanshuko	$100.00	$100.00	9/14/2009 11:53:22 AM
umfan123	$29.65	$29.65	9/14/2009 12:13:29 PM
infomas	$50.00	$50.00	9/14/2009 11:18:51 AM
lasalle123	$50.00	$50.00	9/14/2009 1:37:27 PM
marybennet	$25.00	$25.00	9/14/2009 1:42:44 PM
Bizern	$25.00	$25.00	9/14/2009 11:29:29 AM
wauktown62	$25.00	$25.00	9/14/2009 12:37:42 PM
LAKETIME	$25.00	$25.00	9/14/2009 1:12:51 PM
fantasysports	$25.00	$25.00	9/14/2009 11:31:46 AM
2Fingers	$50.00	$50.00	9/14/2009 11:40:04 AM
martymaniaman	$25.00	$25.00	9/14/2009 11:50:07 AM
97 bids
Borrower Payment Dependent Notes Series 422363
This series of Notes was issued and sold upon the funding of the borrower loan #38619, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction start date:	Aug-31-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Sep-14-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$113.19
Final lender yield:	17.10%	Final borrower rate/APR:	18.10% / 20.31%	Final monthly payment:	$108.61

Auction yield range:	8.18% - 20.11%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1994	Debt/Income ratio:	17%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	9 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	4y 9m
Amount delinquent:	$0	Revolving credit balance:	$17,231	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	transaction-paladin	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Low Expenses Steady Income
Hello,

Thank you for taking a?moment to view?my listing.?

Purpose of loan:
This loan will be used to consolidate my credit card debt, which I accrued while working on my graduate degree,?into one payment and more importantly, save me money in the long term by lowering my interesting rate.

My financial situation:
I am an excellent candidate for this loan because I have a good paying job with incredible job security working as an engineer for the Federal Government.??My expenses?are low as I am single and am sharing an apartment with my brother ($600 for rent).? I'm a computer geek so I don't go out much keeping my entertainment and clothing costs down.? Something that is very important to point out is that even though I incurred this debt while working on my graduate degree, I am responsible with my finances. I use Budget Calendar v. 1.4 to plan my expenses and income. My commitment to fiscal responsibility?was demonstrated during?the recent Cash for Clunkers program.? Though my 2001 truck qualified and I would have been able to get more money for the truck using the program and?purchase a brand new car, I knew that I would be taking on another $15,000-$20,000 debt.? Instead, I took my truck to a trusted mechanic to ensure I could get another 3-5 years out of it with minimal maintenance expense.??With a safe and reliable?used truck, which I bought new and paid off completely, I can put off such purchases until?my debt is completely paid off.

Monthly net income: $ 3,500

Monthly expenses: $
??Housing: $ 600
??Insurance: $?$70
??Car expenses: $ 400 (gas mainly)
??Utilities: $?40
??Phone, cable, internet: $?120
??Food, entertainment: $ 200
??Clothing, household expenses $?80
??Credit cards and other loans: $ I pay?$1000-$1200 each month but with this loan, this will be eliminated.
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Cthulu	$25.00	$25.00	8/31/2009 4:14:34 PM
sharp-credit	$200.00	$200.00	9/5/2009 7:17:54 AM
festivecpl	$50.00	$50.00	9/5/2009 2:13:58 PM
AuroraRobbin	$50.00	$50.00	9/6/2009 4:50:21 PM
buffalobills	$25.00	$25.00	9/8/2009 2:08:18 PM
CashBank	$25.00	$25.00	9/10/2009 9:01:47 AM
PropertyInvest	$25.00	$25.00	9/11/2009 4:03:58 PM
BuzzyBee336	$25.00	$25.00	9/11/2009 4:31:32 PM
havok555	$38.69	$38.69	9/11/2009 4:37:39 PM
Helenska11	$25.00	$25.00	9/11/2009 6:55:07 PM
twjh	$25.00	$25.00	9/11/2009 7:17:49 PM
unequivocal-velocity	$25.00	$25.00	9/12/2009 1:56:59 PM
randsenterprise	$25.00	$25.00	9/11/2009 9:35:57 PM
KTOWN	$27.48	$27.48	9/12/2009 7:13:41 PM
Elevate2012	$25.94	$25.94	9/12/2009 10:35:40 AM
tonyl33	$50.00	$50.00	9/12/2009 11:12:36 AM
freedom3	$1,000.00	$1,000.00	9/12/2009 10:07:55 PM
Smallbear	$50.00	$50.00	9/13/2009 4:39:59 PM
carmat60	$25.00	$25.00	9/12/2009 9:48:40 PM
Taho	$50.00	$50.00	9/13/2009 6:47:07 AM
wwwUniversal	$25.00	$25.00	9/13/2009 7:04:48 PM
malomar66	$25.00	$25.00	9/14/2009 11:24:56 AM
Leshan	$50.00	$50.00	9/14/2009 8:18:46 AM
the-profit-oracle	$25.00	$25.00	9/14/2009 2:03:36 PM
m60gpmg	$30.00	$30.00	9/14/2009 12:43:01 PM
fabulous-return	$25.00	$25.00	9/14/2009 10:52:05 AM
Rip128	$25.00	$25.00	9/14/2009 3:48:36 PM
CriticalMiss	$50.00	$50.00	9/14/2009 2:02:51 PM
redlion03	$25.00	$25.00	9/14/2009 2:49:31 PM
MrOglesby	$25.00	$25.00	9/14/2009 3:40:03 PM
bid-wonder	$25.00	$25.00	9/1/2009 12:07:06 PM
jamiee73	$25.00	$25.00	9/7/2009 8:58:12 PM
OoM	$25.00	$25.00	9/9/2009 12:16:46 PM
nashibaksi	$25.00	$25.00	9/9/2009 7:08:57 PM
Sol_Invictus	$25.00	$25.00	9/11/2009 6:10:52 AM
szetheli	$99.00	$99.00	9/11/2009 6:19:01 PM
LarryNY	$25.00	$25.00	9/11/2009 4:55:10 PM
spc91x	$25.00	$25.00	9/11/2009 9:18:08 PM
trade-surgeon	$25.00	$25.00	9/11/2009 6:29:48 PM
Clicktogetmoney	$30.00	$30.00	9/12/2009 12:21:46 PM
LindaRicci	$25.00	$25.00	9/12/2009 3:12:27 PM
PrinceValium	$25.00	$25.00	9/12/2009 6:19:30 PM
zapquoc	$25.00	$25.00	9/14/2009 12:47:50 AM
gothampark	$25.00	$25.00	9/13/2009 4:49:18 PM
dudebrah	$25.00	$25.00	9/13/2009 9:23:03 AM
fatboy888	$25.00	$25.00	9/14/2009 6:13:31 AM
SkinnyFish	$25.00	$25.00	9/14/2009 4:16:52 AM
himanshuko	$60.00	$60.00	9/14/2009 11:10:31 AM
maga	$100.00	$100.00	9/14/2009 12:47:07 PM
Rip128	$25.00	$25.00	9/14/2009 11:00:29 AM
fantasysports	$25.00	$25.00	9/14/2009 11:23:02 AM
unequivocal-return	$50.00	$50.00	9/14/2009 12:34:18 PM
steveinflorida	$25.00	$25.00	9/14/2009 10:37:54 AM
CapricornLending	$35.00	$35.00	9/14/2009 2:51:18 PM
Engineer44	$29.22	$28.89	9/14/2009 3:47:55 PM
LAKETIME	$25.00	$25.00	9/14/2009 1:26:50 PM
johnpmid	$25.00	$25.00	9/14/2009 3:21:34 PM
57 bids
Borrower Payment Dependent Notes Series 422367
This series of Notes was issued and sold upon the funding of the borrower loan #38627, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,800.00	Prosper Rating:	D	Auction start date:	Sep-02-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Sep-16-2009

Starting lender yield:	30.15%	Starting borrower rate/APR:	31.15% / 33.55%	Starting monthly payment:	$120.63
Final lender yield:	25.00%	Final borrower rate/APR:	26.00% / 28.32%	Final monthly payment:	$112.81

Auction yield range:	11.18% - 30.15%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1999	Debt/Income ratio:	42%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$27,441	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	41%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	michi31	Borrower's state:	NewJersey	Borrower's group:	College Graduates with Good Credit Potential
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	700-720 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	660-680 (Oct-2008) 560-580 (Dec-2007) 640-660 (Apr-2007)
Principal balance:	$252.97	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Paying off cards from wedding
Purpose of loan:
Pay off some of the high interest cards I have (i.e. Gap, Kay Jewelers, PayPal, etc.).? Most of these I used for wedding expenses (exception of Gap) that I want to bring down.

My financial situation:
I am a good candidate for this loan because I have always been on time with all my Prosper payments from my first loan.? I have also been on time with the current cards/loans I have open.? I have more activity on my score report due to opening an account with BillMe Later, PayPal, and buying a new car.? The cards with a high credit belong to my mother, which I am an authorized user on and help her pay, as well.

Monthly net income: $ 1920

Monthly expenses: $
??Housing: $ 400
??Insurance: $ 160
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 600
??Other expenses: $ 250
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

killdare	$25.00	$25.00	9/8/2009 5:48:20 PM
CA_Lender	$25.00	$25.00	9/8/2009 6:08:54 PM
drg6289	$50.00	$50.00	9/10/2009 8:57:29 PM
Unitas4302	$75.80	$75.80	9/14/2009 7:22:24 PM
kindness-jedi	$100.00	$100.00	9/15/2009 2:58:51 AM
ballz694	$107.15	$107.15	9/15/2009 5:58:53 PM
Credit4Talent	$30.00	$30.00	9/15/2009 11:01:26 PM
boodo	$122.00	$122.00	9/16/2009 6:19:09 AM
bunnybear	$47.56	$47.56	9/15/2009 5:34:38 PM
lookin_up	$50.00	$50.00	9/16/2009 6:19:03 AM
EEasyMoney	$25.00	$25.00	9/16/2009 6:46:15 AM
maga	$700.00	$700.00	9/16/2009 9:54:07 AM
LendingHelper	$50.00	$50.00	9/16/2009 9:56:29 AM
marybennet	$25.00	$25.00	9/16/2009 10:11:17 AM
bondhedger	$25.00	$25.00	9/16/2009 10:00:10 AM
lakini18	$50.00	$50.00	9/16/2009 11:53:12 AM
wyobeads	$25.00	$25.00	9/16/2009 8:26:54 AM
fantasysports	$25.00	$25.00	9/16/2009 12:34:28 PM
DaddyBill	$25.00	$25.00	9/16/2009 12:47:15 PM
BDS	$50.00	$50.00	9/16/2009 1:00:06 PM
found	$87.01	$87.01	9/16/2009 2:36:13 PM
bhargapa	$50.00	$50.00	9/16/2009 2:13:03 PM
bhargapa	$25.00	$15.36	9/16/2009 2:13:46 PM
Isotope	$25.00	$25.00	9/16/2009 2:15:04 PM
genuine-diversification5	$35.00	$35.00	9/16/2009 2:56:04 PM
srthsvghdthtr	$25.00	$25.00	9/16/2009 11:47:59 AM
djmjkelso	$25.00	$25.00	9/16/2009 11:50:03 AM
Ray3486	$25.00	$25.00	9/16/2009 2:59:05 PM
SkipperScott	$26.29	$26.29	9/16/2009 12:30:19 PM
bronzebomber	$25.51	$25.51	9/16/2009 1:12:02 PM
bhargapa	$25.00	$25.00	9/16/2009 2:12:36 PM
bhargapa	$50.00	$50.00	9/16/2009 4:11:57 PM
bhargapa	$100.00	$100.00	9/16/2009 4:12:16 PM
Astyanax	$25.00	$25.00	9/15/2009 8:34:35 AM
uchina1	$50.00	$50.00	9/15/2009 10:20:07 AM
MrLeft	$50.00	$50.00	9/15/2009 6:18:15 AM
deepblue34	$35.00	$35.00	9/15/2009 4:35:35 PM
Hobson	$25.00	$25.00	9/16/2009 5:58:22 AM
planetibet	$50.00	$50.00	9/16/2009 7:15:41 AM
Bobusa	$25.00	$25.00	9/16/2009 1:19:18 PM
jcw3rd	$25.00	$25.00	9/16/2009 1:42:15 PM
bhargapa	$25.00	$25.00	9/16/2009 2:13:21 PM
bhargapa	$25.00	$25.00	9/16/2009 2:12:45 PM
investment-cluster	$50.00	$50.00	9/16/2009 2:29:11 PM
Vartindar	$25.00	$25.00	9/16/2009 3:50:05 PM
UC3307	$60.00	$60.00	9/16/2009 12:09:15 PM
andrelaplume	$30.00	$30.00	9/16/2009 3:39:28 PM
mpatrick	$68.32	$68.32	9/16/2009 2:02:16 PM
Bill88	$30.00	$30.00	9/16/2009 4:11:11 PM
carrinel	$30.00	$30.00	9/16/2009 3:35:43 PM
best-generosity-financier	$25.00	$25.00	9/16/2009 4:11:17 PM
51 bids
Borrower Payment Dependent Notes Series 422543
This series of Notes was issued and sold upon the funding of the borrower loan #38624, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction start date:	Aug-31-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Sep-13-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	20.89%	Final borrower rate/APR:	21.89% / 24.15%	Final monthly payment:	$76.27

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	5.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-1998	Debt/Income ratio:	22%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$11,445	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	90%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Homeownership:	No
Inquiries last 6m:	1
Screen name:	SUCCESSAHEAD	Borrower's state:	Colorado	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	600-620 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	620-640 (Sep-2007) 540-560 (Feb-2007) 540-560 (Feb-2007)
Principal balance:	$684.55	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Fast Pay Off!
I have made many changes in my life.... moving to Colorado and starting over has given my life a fresh start and a renewed ambition to get my life back!? I do not want to do the blame game and tell why, who, and what caused the credit problem many years ago..... what is important is the solution! I have had clean credit now for over?5 years...?my credit score has SLOWLY?improved from embarrising to hopeful....?that is why I want to do this... ?to pay off the loan fast and?continue to rebuild my life and credit score even more... what a wonderful opportunity to have each other and to help each other... as it should be!?

I have moving expenses that are more than I anticipated... the banks are not very open to personal loans at this time... so I thought I would try here... my desire is to pay off this loan and all my credit... I do have the means to do it... I just need some extra time. I achieved a new job, I have been there for over a year now. The bad part of this job was I had to drive 2 hours to work & 2 hours back home from work. I was puttting in 12 hours a day & driving 4 which gave me 16 work days. I have to move closer. With the costs of the move and all the deposits, I need to inquire about a loan. The price of gas was costing me over $600 a month and it drained my savings over the past year. I am a hard working, honest, and grateful person. I have a wonderful job?as the Table Games Manager for an established Colorado Casino & Hotel. Prior to the move to Colorado I was in casino management for over 23 years in Las Vegas. I have numerous references if needed, from?a?previous apartment management company?and?previous co-workers to verify my character and trust-worthiness... my credit grade does not reflect the person I am... I had a rough time in life as we all have had... but I truly am worthy of a new start.

My income: $4900 MONTHLY (GROSS)

Expenses:
Rent $475?
Utilities $150??
Phone $70??
Auto $525?
Insurance $75???
Food $275?
Credit Cards $200

My intention is to pay this off as soon as possible so that I can continue the rebuilding process... I want to get my?excellent credit score once again, so that I can obtain my dream of owning my own home again... any and all consideration is VERY?MUCH appreciated... I want to make this a great opportunity for all... I hope to soon be the one helping others...
Thank you
Lori
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$2,000.00	$2,000.00	9/13/2009 9:05:30 AM
1 bids
Borrower Payment Dependent Notes Series 422685
This series of Notes was issued and sold upon the funding of the borrower loan #38622, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,450.00	Prosper Rating:	E	Auction start date:	Sep-04-2009
Term:	36 months	Estimated loss:	14.0%	Auction end date:	Sep-18-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.83%	Starting monthly payment:	$65.59
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.83%	Final monthly payment:	$65.59

Auction yield range:	14.18% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Apr-1992	Debt/Income ratio:	30%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	19 / 14	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	70	Length of status:	3y 5m
Amount delinquent:	$220	Revolving credit balance:	$4,752	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	81%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	2
Screen name:	SecurityOfficer30022	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	53 ( 100% )	640-660 (Latest)
Principal borrowed:	$9,500.00	< mo. late:	0 ( 0% )	640-660 (Jul-2009) 620-640 (Mar-2008) 620-640 (Dec-2007) 620-640 (Nov-2007)
Principal balance:	$3,252.42	1+ mo. late:	0 ( 0% )
Total payments billed:	53
Description
2 high rate cards
Purpose of loan:
This loan will be used to? Pay off two of my credit cards..

My financial situation:
I am a good candidate for this loan because? I pay my bills on time and never late..Don't just pay the min i pay more than the min..I have 2 prosper loans and one is paid in full..So there is no worring here..I have a great paying job,Plus i don't like to stiff people from what they are owed..I'm a very Honest guy here..Note: i am disputing some things on my credit report 1 of them saying that i was late..Not ture at all...I do have ok credit. I'm not risk here..

Like to add here that i am employeed as a Security Officer L.T.//First Responder in the medical field for more than 4 1/2 years. And i like to help others out in anyway as possible.

Thank You

Monthly net income: $ 4,500

Monthly expenses: $

Housing: $ 300.00
??Insurance: $?85.00
??Car expenses: $??
??Utilities: $ 0
??Phone, cable, internet: $?49.00
??Food, entertainment: $? 125.00
??Clothing, household expenses $?50.00
??Credit cards and other loans: $?685.00
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: During the over 4 years you've been a constant Prosper Borrower, your rating has gone from "C" to "HR". But you seem to be a good guy and a good loan risk to me. So, what'll it take to make you a Prosper LENDER instead of a Prosper BORROWER? - IM-SHARKY
A: Hello, Thanks for the comments.. Never thought of being a lender, Whats involved and what do i need to do here To become one. I'm no longer an HR Anymore. Thanks (Sep-18-2009)
Q: What's involved to be a LENDER is simple: you gotta have M-O-N-E-Y to lend out. Anyway, let's not worry about minor stuff like that now instead of focusing on your present loan request, which looks like it's gonna get funded by the deadline. - IM-SHARKY
A: Thanks for the advise here.. (Sep-18-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Jasmel	$100.00	$100.00	9/4/2009 5:13:12 PM
festivecpl	$25.00	$25.00	9/5/2009 2:24:44 PM
noble-revenue	$25.00	$25.00	9/11/2009 4:17:08 PM
Lubava	$25.00	$25.00	9/16/2009 2:45:56 PM
sweety075	$25.00	$25.00	9/16/2009 4:48:15 PM
Dreams4Cash	$25.00	$25.00	9/16/2009 7:58:31 PM
icanloanit2u	$25.00	$25.00	9/16/2009 4:47:44 PM
best-generosity-financier	$25.00	$25.00	9/17/2009 4:21:23 PM
JobLowe	$27.69	$27.69	9/17/2009 5:33:36 PM
verticalhorizon	$26.41	$26.41	9/18/2009 4:31:04 AM
Jasmel	$343.56	$343.56	9/18/2009 6:20:57 AM
LAKETIME	$25.00	$25.00	9/18/2009 6:52:29 AM
mrxtravis	$100.00	$100.00	9/18/2009 8:09:35 AM
dragonflywings	$25.00	$25.00	9/18/2009 9:00:44 AM
Sudoku	$50.00	$43.85	9/18/2009 9:22:02 AM
Wyatte	$43.68	$43.68	9/9/2009 8:05:55 AM
mobius_titan	$25.00	$25.00	9/14/2009 5:05:52 AM
RainyDayFunds	$25.00	$25.00	9/14/2009 7:49:37 PM
Sudoku	$100.00	$100.00	9/16/2009 10:51:39 PM
Engineer44	$30.00	$30.00	9/17/2009 8:06:01 AM
deepblue34	$30.00	$30.00	9/16/2009 7:18:21 PM
mrxtravis	$100.00	$100.00	9/17/2009 4:21:26 PM
MrRooster101	$54.81	$54.81	9/17/2009 4:33:48 PM
admirable-credit	$25.00	$25.00	9/17/2009 2:41:00 PM
GlenBank	$50.00	$50.00	9/17/2009 3:57:55 PM
EEasyMoney	$50.00	$50.00	9/18/2009 7:22:56 AM
Evolver	$25.00	$25.00	9/18/2009 8:13:39 AM
credit-coach118	$25.00	$25.00	9/18/2009 8:46:19 AM
28 bids
Borrower Payment Dependent Notes Series 422546
This series of Notes was issued and sold upon the funding of the borrower loan #38633, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Aug-31-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Sep-14-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 24.92%	Starting monthly payment:	$37.73
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 22.76%	Final monthly payment:	$36.66

Auction yield range:	8.18% - 20.11%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1994	Debt/Income ratio:	33%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	7y 9m
Amount delinquent:	$0	Revolving credit balance:	$18,640	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	KERRIEM	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Payday Loan....So wrong
Purpose of loan:
This loan will be used to get out of the payday loan hell I've been going through.? I really need help to get out of this situation.? It's costing me $500 a month for these and I need to get out of this circle.? I just really need a chance to start over.? I'm trying to raise two kids and the money I'm paying out on these each month is really taking away from them.? I don't want them to suffer becuase of my stupid mistakes.? I wish I never got myself involved in these.? I thought I needed one and one turned in to two, and now I have 4. Please help me!!! I'd be forever greatful!!!? Needed ASAP!!!

My financial situation:
I am a good candidate for this loan because?I can make a monthly payment without problems. I have a good secure job with and insurance agency and I will be there for a long time.?I've been there almost 8 years now.?

Monthly net income: $ 1,800

Monthly expenses: $
??Housing: $ 325
??Insurance: $ 90
??Car expenses: $ 0 paid for husband is a mechanic?and keeps it up
??Utilities: $?50
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 50
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You mentioned that you are paying $50 towards credit card payment, but your CC debt is $18,600. At this rate it seems it will take very very long to payoff. Are you just paying minimum? Thanks. - cybercop45
A: I'm seperated, my husband pays for most of the credit cards, I only pay for one. Thank you, Kerrie (Sep-14-2009)
Q: Keep that commitment and put this cycle behind you! Are you married? Does your husband contribute to family and child expenses? - friendinmoney
A: I'm very commited and looking foward to breaking this cycle and never looking back. I'm seperated. My kids don't get as much support from him as they should. Which is why I'm in this situation, but I'm working on that. Thank you, Kerrie (Sep-14-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ksubd	$25.00	$25.00	9/2/2009 11:39:34 PM
PayingItForwardPlease	$25.00	$25.00	9/3/2009 7:43:43 AM
wwwUniversal	$100.00	$16.19	9/9/2009 12:37:07 PM
twjh	$25.00	$25.00	9/10/2009 5:33:27 PM
realtormoises	$25.00	$25.00	9/11/2009 8:57:46 PM
twjh	$25.00	$25.00	9/11/2009 7:19:44 PM
LindaRicci	$25.00	$25.00	9/12/2009 3:18:02 PM
OPEO	$50.00	$50.00	9/12/2009 7:41:15 AM
Clicktogetmoney	$30.00	$30.00	9/12/2009 12:44:13 PM
bitano	$50.00	$50.00	9/13/2009 6:41:39 AM
gothampark	$25.00	$25.00	9/13/2009 4:53:42 PM
Taho	$50.00	$50.00	9/13/2009 6:55:46 AM
Tylerh	$100.00	$100.00	9/13/2009 3:54:42 PM
Halos2002	$50.00	$50.00	9/14/2009 8:16:32 AM
wwwUniversal	$25.00	$25.00	9/14/2009 9:10:18 AM
Syzygy	$25.00	$25.00	9/4/2009 10:17:59 AM
GS-ROCK	$50.81	$50.81	9/4/2009 8:25:47 PM
bluebouyz	$78.00	$78.00	9/8/2009 6:32:17 PM
unequivocal-velocity	$25.00	$25.00	9/12/2009 11:41:26 AM
kindness-jedi	$25.00	$25.00	9/13/2009 2:47:55 AM
mobius_titan	$25.00	$25.00	9/14/2009 6:50:23 AM
zapquoc	$25.00	$25.00	9/14/2009 12:50:16 AM
Leshan	$50.00	$50.00	9/14/2009 8:14:02 AM
gm93001	$100.00	$100.00	9/14/2009 8:15:26 AM
CriticalMiss	$25.00	$25.00	9/14/2009 8:39:52 AM
investment-cluster	$25.00	$25.00	9/14/2009 9:28:46 AM
26 bids
Borrower Payment Dependent Notes Series 422844
This series of Notes was issued and sold upon the funding of the borrower loan #38616, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,200.00	Prosper Rating:	AA	Auction start date:	Sep-04-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Sep-18-2009

Starting lender yield:	8.08%	Starting borrower rate/APR:	9.08% / 11.17%	Starting monthly payment:	$70.04
Final lender yield:	6.12%	Final borrower rate/APR:	7.12% / 9.19%	Final monthly payment:	$68.05

Auction yield range:	3.18% - 8.08%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1988	Debt/Income ratio:	9%
Credit score:	820-840 (Sep-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	21y 7m
Amount delinquent:	$0	Revolving credit balance:	$816	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	voyceok	Borrower's state:	Oklahoma	Borrower's group:	Apple User Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	9 ( 100% )	820-840 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	820-840 (Sep-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	9
Description
Mini Cooper!
Purpose of loan: I have used Prosper to readjust my transportation needs. First loan was for a commuting bike, and I got a great deal a year and a half ago on a 2006 Mini Cooper that I couldn't pass up. I put mostly cash down and had planned to use a Prosper loan for the rest, and then the SEC shut Prosper down for a time! This is what I have left to pay, and would rather pay you than the bank. This is the only debt that I have. I put things on credit cards to get reward points and pay them in full every month. Over 20 years at my job. Great risk. Thanks for your consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

billnsc	$25.00	$25.00	9/7/2009 7:08:06 AM
impartial-deal	$76.00	$76.00	9/7/2009 5:15:23 PM
alpinaut	$25.00	$25.00	9/9/2009 4:14:39 PM
BR-549	$25.00	$25.00	9/11/2009 5:07:56 AM
Dollars4Rent	$25.00	$25.00	9/11/2009 3:14:30 PM
Dollars4Rent	$25.00	$25.00	9/11/2009 3:14:49 PM
estancias	$25.00	$25.00	9/11/2009 7:30:26 PM
hellasow	$30.00	$30.00	9/12/2009 12:29:05 PM
Richmp412	$30.00	$30.00	9/13/2009 10:32:42 AM
Vegan-Girl	$50.00	$50.00	9/14/2009 5:04:24 AM
Firescreek	$35.00	$35.00	9/14/2009 12:05:01 PM
rce1964	$25.00	$25.00	9/14/2009 3:17:39 PM
paramjit	$50.00	$50.00	9/15/2009 1:05:30 PM
market-assembler	$50.00	$50.00	9/15/2009 5:17:09 PM
marwadi-62	$100.00	$100.00	9/16/2009 6:05:01 AM
surferracerskaterboy	$50.00	$50.00	9/15/2009 9:02:53 PM
plbquic	$25.00	$25.00	9/16/2009 12:41:05 PM
YummiBear	$25.00	$25.00	9/16/2009 5:59:23 PM
Oak-Parker	$25.00	$25.00	9/16/2009 8:25:02 PM
lincmercguy	$25.00	$25.00	9/17/2009 8:04:43 PM
sunnysally	$30.00	$30.00	9/17/2009 8:36:32 PM
loanman2007	$75.00	$75.00	9/18/2009 6:35:48 AM
UC3307	$100.00	$100.00	9/18/2009 9:19:32 AM
billyisafob	$50.00	$50.00	9/18/2009 10:33:22 AM
CalCollegeFund19	$75.00	$75.00	9/18/2009 2:26:29 PM
HarleyBoy	$25.00	$25.00	9/18/2009 2:43:25 PM
kinetic-social	$26.00	$26.00	9/18/2009 2:55:49 PM
wwwUniversal	$25.00	$25.00	9/18/2009 3:10:40 PM
credit-launcher773	$50.00	$50.00	9/18/2009 3:09:01 PM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	9/4/2009 3:36:29 PM
SchaeferJ	$25.00	$25.00	9/4/2009 3:48:54 PM
The-Lighthouse-Group	$25.00	$25.00	9/5/2009 5:06:57 AM
payontime1	$59.25	$59.25	9/4/2009 5:34:46 PM
qkinger	$50.00	$50.00	9/5/2009 12:46:35 PM
IM-SHARKY	$275.00	$275.00	9/4/2009 10:50:29 PM
MGS	$50.00	$50.00	9/5/2009 11:34:01 PM
HealthAndSafety	$50.00	$50.00	9/6/2009 8:35:39 AM
beachfunder	$25.00	$25.00	9/6/2009 9:39:32 AM
zielojo	$75.00	$75.00	9/8/2009 3:53:26 AM
thegreatstrafe	$25.00	$25.00	9/9/2009 4:11:07 PM
IceFisherman	$43.35	$43.35	9/10/2009 4:57:46 PM
little_shark_J	$25.00	$25.00	9/10/2009 8:37:36 PM
GABC-1	$35.00	$35.00	9/11/2009 9:53:10 AM
Camerican	$25.00	$25.00	9/14/2009 12:05:07 PM
justin323	$25.00	$25.00	9/14/2009 7:50:51 PM
outofoffice	$50.00	$50.00	9/16/2009 9:08:25 PM
productive-moola	$25.00	$25.00	9/16/2009 5:43:24 PM
ujiba	$25.00	$25.00	9/16/2009 6:05:54 PM
kgeezy	$32.23	$32.23	9/18/2009 7:45:06 AM
credit-launcher773	$50.00	$28.17	9/18/2009 3:07:25 PM
50 bids
Borrower Payment Dependent Notes Series 422904
This series of Notes was issued and sold upon the funding of the borrower loan #38630, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction start date:	Sep-08-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-20-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$98.69
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$97.22

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-2000	Debt/Income ratio:	13%
Credit score:	700-720 (Sep-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$6,096	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	26%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Finanalyst82	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	700-720 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	680-700 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Graduate Student Loans
Purpose of loan:
Pay off high interest private student loans.?

My financial situation:
I am a good candidate for this loan because my expenses are relatively low.?I'm gainfully employed and started graduate classes, but unfortunately had to take out high interest private loans to pay the first semester's bill of $4600.

I purchased a condo towards the end of last year and have my girlfriend splitting the mortage and bills, which is why my housing is under 600 per month. The other expenses are minimal and although I have some credit card debt, it is accruing at a fixed 0% for the next seven months.

Please consider this loan as a way to reduce the overall risk in your porfolio. Auto-pay will be enabled on my end and I plan to hold the loan for the entire duration, which will reduce reinvestment risk. Thanks again and feel free to ask any questions.

Monthly net income: $ 3400.00

Monthly expenses: $ 2340
??Housing: $ 573
??Insurance: $ 112
??Car expenses: $ 400?
??Utilities: $?45
??Phone, cable, internet: $??110
??Food, entertainment: $ 300
??Clothing, household expenses $ 200?
??Credit cards and other loans: $ 400
??Other expenses: $ 200
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Are you planning to take classes full time or part time? - Finspons
A: I'm currently enrolled part time (6 hours) and will continue to take classes for the next 2.5 years. Thanks for the inquiry. (Sep-08-2009)
Q: What is the balance and rate on your student loans? - Finspons
A: I am currently accruing interest at a 9% spread on 3M Libor for a $6000 loan for two semesters. Although libor is extremely low right now, around 34 bps, I'm trying to be proactive for next semester. This prosper loan would repay 3000 of this semester's 4800 balance. I'm on a three month payment plan with the school for the remaining 1800 balance. Thanks. (Sep-08-2009)
Q: If you have over $1000 a month left over (as shown in your budget), you could accumulate this cash in 3 months. Why do you need a loan? - Finspons
A: I do have a surplus each month that is being invested in money market via a discount broker to help stay liquid. The plan is to use this 3k loan to repay this semester's tuition, while also paying ~560 each month to the remaining tuition balance. Hope this helps. (Sep-08-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wwwUniversal	$25.00	$25.00	9/8/2009 10:49:59 AM
turbospeed	$25.00	$25.00	9/8/2009 10:51:57 AM
understanding-marketplace	$100.00	$100.00	9/8/2009 10:59:42 AM
seasportsguy	$25.00	$25.00	9/8/2009 11:01:33 AM
Halos2002	$50.00	$23.18	9/8/2009 11:08:43 AM
honorable-yield	$50.00	$50.00	9/8/2009 10:56:47 AM
cash-sensai2	$25.00	$25.00	9/8/2009 10:58:26 AM
testobsessed	$100.00	$100.00	9/8/2009 10:59:57 AM
elasermd	$50.00	$50.00	9/8/2009 11:00:56 AM
Hogpilot	$25.00	$25.00	9/8/2009 11:04:06 AM
personal-lender	$25.00	$25.00	9/8/2009 11:06:49 AM
five-star-justice	$36.00	$36.00	9/8/2009 11:08:13 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	9/8/2009 11:32:41 AM
unequivocal-velocity	$75.00	$75.00	9/8/2009 6:34:30 PM
kdinvest	$25.00	$25.00	9/9/2009 6:00:53 PM
thewinerackcompany	$60.94	$60.94	9/10/2009 8:48:06 AM
Letusee	$50.00	$50.00	9/10/2009 4:10:03 PM
Planecourage	$25.00	$25.00	9/10/2009 11:11:43 AM
LOANMAN614	$25.00	$25.00	9/10/2009 6:15:51 PM
WhiteGiant	$25.00	$25.00	9/10/2009 5:03:22 PM
LoanDMC	$25.00	$25.00	9/13/2009 6:09:16 PM
intuitive-deal5	$25.00	$25.00	9/14/2009 7:01:04 PM
jpyrek	$25.00	$25.00	9/15/2009 6:26:03 PM
usemymoney	$25.00	$25.00	9/16/2009 12:59:31 PM
RandyL3	$50.00	$50.00	9/16/2009 6:40:54 PM
Dougmo	$50.00	$50.00	9/17/2009 5:32:00 AM
Boinky00	$50.00	$50.00	9/17/2009 8:45:54 PM
riveting-rate	$25.00	$25.00	9/18/2009 9:00:20 AM
best-generosity-financier	$100.00	$100.00	9/18/2009 4:23:06 PM
hellasow	$25.00	$25.00	9/18/2009 9:23:13 PM
ATOHokie	$25.00	$25.00	9/19/2009 8:05:01 AM
outofoffice	$49.97	$49.97	9/19/2009 10:31:55 PM
intuitive-deal5	$25.00	$25.00	9/19/2009 6:16:14 PM
myidear	$25.00	$25.00	9/20/2009 4:06:17 AM
bordersguy	$50.00	$50.00	9/20/2009 5:06:23 AM
oldman1947	$25.00	$25.00	9/20/2009 11:25:20 AM
labyrinth0	$25.00	$25.00	9/20/2009 3:53:11 PM
Syzygy	$25.00	$25.00	9/8/2009 10:52:41 AM
lagnisiruk	$25.00	$25.00	9/8/2009 10:55:08 AM
DukSerduk	$25.00	$25.00	9/8/2009 10:57:40 AM
greenback-floret	$25.00	$25.00	9/8/2009 11:00:18 AM
Moron_Buffet	$25.00	$25.00	9/8/2009 11:04:54 AM
gold-tsunami	$25.00	$25.00	9/8/2009 11:07:26 AM
yank918	$25.00	$25.00	9/8/2009 11:08:31 AM
bid-wonder	$25.00	$25.00	9/8/2009 11:19:00 AM
Cherrypicker06	$25.00	$25.00	9/8/2009 10:55:54 AM
Sid-K	$50.00	$50.00	9/8/2009 10:57:20 AM
bchen78875	$50.00	$50.00	9/8/2009 10:59:08 AM
gm93001	$25.00	$25.00	9/8/2009 11:05:23 AM
Kame	$25.00	$25.00	9/8/2009 11:05:47 AM
Cai8899	$25.00	$25.00	9/8/2009 10:54:23 AM
don8ter	$60.00	$60.00	9/8/2009 10:56:25 AM
skuba	$50.00	$50.00	9/8/2009 10:58:08 AM
LoanGiver	$25.00	$25.00	9/8/2009 11:06:09 AM
power-cell	$50.00	$50.00	9/8/2009 4:39:04 PM
festivecpl	$25.00	$25.00	9/8/2009 6:32:58 PM
bid-papyrus	$50.00	$50.00	9/9/2009 6:45:38 AM
MoneyForNothing	$50.00	$50.00	9/9/2009 7:26:15 AM
Finspons	$105.00	$105.00	9/9/2009 4:21:18 PM
zento	$25.00	$25.00	9/9/2009 5:42:27 PM
payontime1	$50.00	$50.00	9/11/2009 4:11:44 PM
little_shark_J	$25.00	$25.00	9/12/2009 2:48:07 PM
mikey7	$25.00	$25.00	9/12/2009 8:58:46 PM
unolsu5	$25.00	$25.00	9/13/2009 2:06:50 PM
rce1964	$25.00	$25.00	9/14/2009 3:18:06 PM
beuford7	$25.00	$25.00	9/15/2009 4:41:15 AM
Dollars4Rent	$25.00	$25.00	9/15/2009 8:04:27 AM
plbquic	$25.00	$25.00	9/15/2009 12:38:35 PM
paramjit	$50.00	$50.00	9/15/2009 1:03:43 PM
market-assembler	$25.00	$25.00	9/15/2009 6:30:26 PM
orgy63	$50.00	$50.00	9/17/2009 6:04:42 AM
Personal-Bond	$27.45	$27.45	9/17/2009 2:12:29 PM
jetblack	$37.46	$37.46	9/17/2009 2:12:48 PM
tomjac2000	$25.00	$25.00	9/18/2009 5:12:39 PM
johnrx	$50.00	$50.00	9/18/2009 6:17:38 PM
suburbanman64	$50.00	$50.00	9/19/2009 2:28:38 AM
return-flamenco	$50.00	$50.00	9/19/2009 12:16:36 PM
PhalanxBulldog	$25.00	$25.00	9/20/2009 7:37:51 AM
kulender	$100.00	$100.00	9/20/2009 5:03:57 PM
79 bids
Borrower Payment Dependent Notes Series 423444
This series of Notes was issued and sold upon the funding of the borrower loan #38613, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Sep-10-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Sep-18-2009

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 31.98%	Starting monthly payment:	$41.36
Final lender yield:	25.00%	Final borrower rate/APR:	26.00% / 29.93%	Final monthly payment:	$40.29

Auction yield range:	8.18% - 27.00%	Estimated loss impact:	7.10%
Lender servicing fee:	1.00%	Estimated return:	17.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1999	Debt/Income ratio:	12%
Credit score:	640-660 (Sep-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	8y 8m
Amount delinquent:	$0	Revolving credit balance:	$4,859	Occupation:	Executive
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	thrilling-exchange	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Medical Bills
Purpose of loan:
This loan will be used to?pay off a few medical bills I have outstanding. I've been working hard to improve my credit and I don't want these to go to a collection agency before I can get them paid.?

My financial situation:
I am a good candidate for this loan because although I have faced economic hardship in the past due to medical issues of my youngest daughter, we have been able to regain control of our finances. We have since purchased a home and car, both of which have never been late. I have zero credit card debt now and only two small loans.? I have been working hard to improve my credit score, which continues to increase each month. On a personal note, I am pursuing my MBA in Healthcare Administration and plan to go on and obtain my Juris Doctorate where I would like to live and work in D.C. someday. My wife currently works with Alzheimer patients and will graduate nursing school in December. We are raising three lovely daughters and one small pooch.

Monthly net income: $3700

Monthly expenses: $2316
??Housing: $922
??Insurance: $189
??Car expenses: $500 (wife's employment covers this cost as I have a company car)
??Utilities: $100
??Phone, cable, internet: $65
??Food, entertainment: $250
??Clothing, household expenses $40
??Credit cards and other loans: $250
??Other expenses: $0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Cambium	$25.00	$25.00	9/10/2009 4:29:53 PM
flyinhawaiian	$50.00	$50.00	9/10/2009 4:30:18 PM
IPG1	$25.00	$25.00	9/10/2009 4:26:32 PM
VentureAngel	$25.00	$25.00	9/10/2009 4:30:20 PM
Madron	$50.00	$50.00	9/11/2009 4:36:46 AM
BradP	$50.00	$50.00	9/11/2009 6:18:16 PM
FriendInSeattle	$100.00	$100.00	9/12/2009 9:34:06 AM
fabulous-return	$25.00	$25.00	9/14/2009 10:47:20 AM
jakestone4	$50.00	$50.00	9/14/2009 12:00:24 PM
JRockdown	$25.00	$25.00	9/14/2009 3:54:45 PM
littlemonkey	$25.00	$25.00	9/15/2009 12:59:45 PM
blackstar	$25.00	$25.00	9/16/2009 8:50:08 AM
robot777	$40.00	$40.00	9/16/2009 9:30:25 PM
Syzygy	$25.00	$25.00	9/11/2009 2:37:46 PM
M_V	$25.00	$25.00	9/11/2009 5:17:07 PM
wwwUniversal	$25.00	$25.00	9/11/2009 6:49:33 PM
unequivocal-velocity	$25.00	$25.00	9/12/2009 9:21:43 PM
villagepark	$100.00	$100.00	9/14/2009 10:32:24 AM
banker65010	$25.00	$25.00	9/14/2009 12:54:54 PM
Thunder08	$25.00	$25.00	9/14/2009 12:56:06 PM
AuroraRobbin	$50.00	$35.00	9/14/2009 1:19:51 PM
natejx	$25.00	$25.00	9/14/2009 7:24:03 PM
marwadi-62	$50.00	$50.00	9/16/2009 6:00:28 AM
silvercertificate	$50.00	$50.00	9/16/2009 1:23:46 PM
mobius_titan	$25.00	$25.00	9/17/2009 9:07:11 AM
himanshuko	$25.00	$25.00	9/17/2009 2:40:02 PM
dante168	$25.00	$25.00	9/17/2009 9:55:15 AM
27 bids